Pioneer Variable Contracts Trust



               Amendment to the Agreement and Declaration of Trust

                                       of

                        Pioneer Variable Contracts Trust



         The undersigned, being at least a majority of the Trustees of Pioneer Variable Contracts Trust, a Delaware statutory trust (the "Trust"), do hereby amend the Agreement and Declaration of Trust, dated September 16, 1994, as amended (the "Declaration"), as follows, such amendment to be effective on the date hereof:

         Pursuant to Article IX, Section 8 of the Declaration, the portfolios set forth on Annex A are added as series of the Trust, each such portfolio to have Class I and Class II shares; after giving effect to such additional portfolios, the series of the Trust are set forth on Annex B.



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IN WITNESS WHEREOF, the undersigned being all the Trustees of the Trust have executed this instrument as of this 15th day of March, 2005.



/s/ John F. Cogan, Jr.
----------------------------               ------------------------------
John F. Cogan, Jr.                                    Osbert M. Hood




/s/ David R. Bock                            /s/ Marguerite A. Piret
---------------------------               -------------------------------
David R. Bock                                   Marguerite A. Piret




/s/ Mary K. Bush                                  /s/ Stephen K. West
----------------------------           ----------------------------------
Mary K. Bush                                          Stephen K. West




/s/ Margaret B.W. Graham                         /s/ John Winthrop
----------------------------           -----------------------------------
Margaret B.W. Graham                                John Winthrop



                         The address of each Trustee is
                     c/o Pioneer Investment Management, Inc
                  60 State Street, Boston, Massachusetts 02109



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Annex A

Pioneer Core Bond VCT Portfolio




Annex B

Pioneer America Income VCT Portfolio Pioneer Balanced VCT Portfolio Pioneer Bond VCT Portfolio Pioneer Cullen Value VCT Portfolio Pioneer Emerging Markets VCT Portfolio Pioneer Equity Income VCT Portfolio Pioneer Equity Opportunity VCT Portfolio Pioneer Europe VCT Portfolio Pioneer Fund VCT Portfolio Pioneer Global High Yield VCT Portfolio Pioneer Growth Opportunities VCT Portfolio Pioneer Growth Shares VCT Portfolio Pioneer High Yield VCT Portfolio
Pioneer Ibbotson Aggressive Allocation VCT Portfolio Pioneer Ibbotson Growth Allocation VCT Portfolio Pioneer Ibbotson Moderate Allocation VCT Portfolio Pioneer International Value VCT Portfolio Pioneer Mid Cap Value VCT Portfolio Pioneer Money Market VCT Portfolio Pioneer Oak Ridge Large Cap VCT Portfolio Pioneer Papp America Pacific Rim VCT Portfolio Pioneer Papp Small and Mid Cap VCT Portfolio Pioneer Real Estate Shares VCT Portfolio Pioneer Small Cap Value VCT Portfolio Pioneer Small Cap Value II VCT Portfolio Pioneer Small Company VCT Portfolio Pioneer Strategic Income VCT Portfolio Pioneer Value VCT Portfolio